UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

LandBridge Company LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42150	93-3636146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Street, Suite 1200 Houston, Texas 77056
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 230-8864

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited liability company interests	LB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LandBridge Company LLC Long Term Incentive Plan Awards and Transaction Bonuses

In connection with the initial public offering of its Class A shares representing limited liability company interests (such shares, the “Class A shares” and such offering, the “Offering”), LandBridge Company LLC (the “Company”) adopted the LandBridge Company LLC Long Term Incentive Plan (the “LTIP”). On July 15, 2024, the Company’s board of directors (the “Board”) approved (a) the form of LandBridge Company LLC Restricted Share Unit Award Agreement (the “RSU Agreement”) and (b) grants of equity-based compensation awards to certain employees pursuant to the LTIP, with such grants to be effective July 15, 2024. The Board also approved certain one-time cash compensation bonuses in connection with certain employee’s efforts regarding the consummation of the Offering, which were paid on July 11, 2024.

RSU Agreements

Under each RSU Agreement, the participant received a number of restricted share units (“RSUs”), which vest and become exercisable in three (3) equal installments starting on July 1, 2025, so long as the participant remains continuously employed by or providing services to the Company or an affiliate, as applicable, through each such vesting date. To the extent vested, each RSU represents the right to receive one Class A share. If the participant’s employment with the Company is terminated prior to the vesting of all of the RSUs, any unvested RSUs will generally terminate automatically and be forfeited without further notice and at no cost to the Company, except in certain termination scenarios described below. Each RSU is granted with the right to receive dividend equivalent payments during the term of the award.

The RSUs will immediately become fully vested upon a Change in Control (as defined in the LTIP) or upon a termination of the participant without “Cause,” or the participant’s termination for “Good Reason” (each as defined in the participant’s employment, consulting or severance agreement in effect at the time of the participant’s termination of employment or, in the absence of such an agreement or definition as defined in the RSU Agreement). Upon a termination of employment due to death or Disability (as defined in the RSU Agreement), a pro-rata portion of the RSUs (as determined in accordance with the formula within each RSU Agreement) shall immediately become vested.

The named executive officers (“NEOs”) that received an RSU grant on July 15, 2024 are identified below, along with the number of Class A shares that are subject to their RSU grant.

2024 NEO RSU Recipients

RSU Recipient	Number of Class A Shares Subject to RSU
Jason Long (Chief Executive Officer and Director)	254,827
Scott L. McNeely (Chief Financial Officer)	92,914
Harrison Bolling (Executive Vice President, General Counsel)	74,390
Jason Williams (Executive Vice President, Chief Administrative Officer)	74,390

The foregoing description of the form of the RSU Agreement for grants of RSU awards pursuant to the LTIP is qualified in its entirety by reference to the RSU Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Transaction Bonuses

In connection with the consummation of the Offering, certain employees of the Company, including the NEOs, were eligible to receive a one-time bonus in recognition of their efforts. On July 11, 2024, Mr. Long received $1,000,000, Mr. McNeely received $850,000 and each of Messrs. Bolling and Williams received $800,000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1†	Form of Restricted Share Unit Award Agreement.

†	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBRIDGE COMPANY LLC

By:	/s/ Scott L. McNeely
Name:	Scott L. McNeely
Title:	Chief Financial Officer

Date: July 16, 2024